                            SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934
                         [AMENDMENT NO................]

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:

/X/      Preliminary Proxy Statement
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
/ / Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

                           Danka Business Systems PLC
        ----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

             ------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/      No Fee Required
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         5)       Total fee paid:

                  --------------------------------------------------------------


/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                         ---------------------------------------
         2)       Form Schedule or Registration Statement No.:
                                                              ------------------
         3)       Filing Party:
                               -------------------------------------------------
         4)       Date Filed:
                             ---------------------------------------------------

                           DANKA BUSINESS SYSTEMS PLC
                               33 CAVENDISH SQUARE
                             LONDON W1M ODE ENGLAND

                                                                 June 25, 1997

         TO HOLDERS OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES OF DANKA BUSINESS SYSTEMS PLC (THE "COMPANY") AND, FOR INFORMATIONAL PURPOSES ONLY, HOLDERS OF OPTIONS TO ACQUIRE ORDINARY SHARES.

         Holders of Ordinary Shares are cordially invited to attend the Company's 1997 Annual General Meeting (the "Meeting"). The Meeting will be held Friday, July 25, 1997 at 11:00 a.m. (local time) at the Lanesborough Hotel, located at Lanesborough Place, London, England SW1X 7LY.

         The Notice of the Annual General Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes resolutions proposing (1) approval of a final dividend; (2, 3 and 4) retirement, re-election and election of Directors; (5) appointment of the Company's Auditors; (6) authorizations for the Directors to allot Ordinary Shares; (7) authorizations to disapply pre-emption rights; and (8) authorization for purchase by the Company of its own shares. We will also report on the progress of the Company and comment on matters of current interest. Your Directors believe that the above proposals are in the best interests of the Company and its shareholders and unanimously recommend that holders vote in favor of all of the resolutions. You will notice that the proxy materials are very comprehensive due to the necessity of the Company complying with securities law requirements in both the United Kingdom and United States.

         It is important that Ordinary Shares be represented at the Meeting. We ask that Ordinary Shareholders promptly sign, date and return the enclosed proxy card (not later than 48 hours before the time fixed for the holding of the Meeting) to the Company's registrars, Royal Bank of Scotland plc, even if you plan to attend the Meeting. Returning your proxy card will not prevent a holder of Ordinary Shares from voting in person at the Meeting if they are present and choose to do so. Holders of American Depositary Shares should follow the special voting instructions provided by The Bank of New York as Depositary.

         Your Board of Directors and management look forward to greeting you at the Meeting.

                                                Sincerely,



                                                MARK A. VAUGHAN-LEE
                                                Chairman

                           DANKA BUSINESS SYSTEMS PLC

                     --------------------------------------

                      NOTICE OF THE ANNUAL GENERAL MEETING
                              FRIDAY, JULY 25, 1997

                     --------------------------------------


         Notice is hereby given that the 1997 Annual General Meeting (the "Meeting") of Danka Business Systems PLC (the "Company") will be held at the Lanesborough Hotel, located at Lanesborough Place, London, England SW1X 7LY, on Friday, July 25, 1997 at 11:00 a.m. (local time) for the following purposes:

AGENDA

To consider and, if thought fit, approve the following ordinary resolutions:

1. THAT the Directors of the Company be and hereby are authorized to pay a final dividend for fiscal 1997 in the amount of 1.30 pence per Ordinary Share (net) directly to all holders of Ordinary Shares and to all holders of American Depositary Shares through the Depositary, The Bank of New York.

2. THAT in accordance with the Company's Articles of Association, it is hereby resolved not to fill the office of director vacated by the retirement of David S. Hooker who wishes to retire as from the dissolution of the Meeting and not to offer himself for re-election.1

3. THAT David W. Kendall, whose term as Director expires at the 1997 Annual General Meeting, be and hereby is re-elected to serve as Director of the Company in accordance with the Company's Articles of Association.

4. THAT Keith J. Merrifield, who was appointed as Director by the Board of Directors in fiscal 1997 and whose appointment expires at the 1997 Annual General Meeting, be and hereby is elected to serve as Director of the Company in accordance with the Company's Articles of Association.

5. THAT KPMG Audit Plc, Chartered Accountants and Registered Auditors, be and hereby are appointed to serve as the Company's Auditors until the conclusion of the 1998 Annual General Meeting, and that the Board of Directors of the Company or a duly appointed committee thereof be and hereby is authorized to fix the Auditors' remuneration.

6. SPECIAL BUSINESS: To consider and, if thought fit, approve the following ordinary resolution:

       THAT the Directors be and hereby are generally and unconditionally authorized for purposes desired at their discretion, in place of all existing authorities under Section 80 of the Companies Act 1985, as amended by the Companies Act 1989 (the "Companies Act"), to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act) up to an aggregate nominal amount of (pound)945,112 (representing approximately thirty-three and one third percent (33 1/3%) of the issued share capital of the Company), provided that this authority shall expire on the earlier of the date of the 1998 Annual General Meeting of the Company or October 24, 1998, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry, and



----------------------
       (1) Pursuant to Article 107 of the Company's Articles of Association, the retirement of David S. Hooker shall be taken into account when considering the number of directors retiring by rotation.

       the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

7. SPECIAL BUSINESS: To consider and, if thought fit, approve the following special resolution:

       THAT, subject to the passing of Resolution 6, the Directors be and hereby are generally and unconditionally authorized to exercise all powers of the Company to allot equity securities (within the meaning of Section 94(2) of the Companies Act 1985, as amended by the Companies Act 1989 (the "Companies Act")), as if Section 89(1) of the Companies Act did not apply to such allotment, provided that this authority shall:

       i) expire on the earlier of the date of the 1998 Annual General Meeting of the Company or October 24, 1998, save that the Directors may allot equity securities under this authority after the expiry thereof pursuant to any offer or agreement made by the Company on or before such expiry date pursuant to this authority as if such authority had not expired; and

       ii)    be limited to the allotment of equity securities:

                     (a) in connection with a rights issue or any other
              pre-emptive offer concerning equity securities in the Company where it is, in the opinion of the Directors, necessary or expedient to allot equity securities otherwise than in accordance with Section 89 of the Companies Act by reason of the rights attached to any shares or securities of the Company or in relation to fractional entitlements or legal or practical problems under the laws of or the requirements of any recognized regulatory body or stock exchange in any territory;

                     (b) pursuant to the terms of any stock option plan or share option scheme or other plan for employees and/or executive or non-executive Directors approved by the Company in a general meeting, up to an aggregate nominal value of (pound)283,534; or

                     (c) otherwise than pursuant to sub-paragraphs (a) and (b)
              above, up to an aggregate nominal value not exceeding (pound)567,068.

8. SPECIAL BUSINESS: To consider, and, if thought fit, approve the following ordinary resolution:

       THAT the Company is hereby generally and unconditionally authorized to make market purchases (within the meaning of Section 163 of the Companies Act 1985) of Ordinary Shares of 1.25p each in the capital of the Company with effect from the conclusion of this meeting provided that:

                     (a) the maximum aggregate number of Ordinary Shares
              authorized to be purchased is 22,682,000 representing approximately 10% of the issued share capital of the Company as of March 31, 1997;

                     (b) the minimum price which may be paid for each such
              Ordinary Share is 1.25p;

                     (c) the maximum price (inclusive of expenses) which may be paid for each such Ordinary Share is an amount equal to 105 percent of the average of the middle market quotations as derived from The London Stock Exchange Daily Official List for the ten business days immediately preceding the day on which such Ordinary Share is purchased;

                     (d) the Company may make a contract to purchase its
              Ordinary Shares under this authority prior to the expiry thereof, which will or may be executed wholly or partly after the expiry of such authority, and may make a purchase of its Ordinary Shares pursuant to any such contract; and

                     (e) the purchase is made in compliance with all applicable governmental laws, rules, and regulations.

       The authority herein will expire at the conclusion of the next Annual General Meeting of the Company, or, if earlier, October 24, 1998.

       Copies of contracts of service of the Directors and a register of Directors' interests kept by the Company are available for inspection at the registered office of the Company during normal working hours and will be available for inspection at the place of the Meeting during the Meeting and for at least fifteen (15) minutes prior to the Meeting.

       Holders of Ordinary Shares entitled to attend and vote at the Meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy need not be a holder of Ordinary Shares of the Company. Voting shall be by a poll. Every holder of Ordinary Shares who is entitled to vote and who is present or is represented by a proxy will have one (1) vote for each Ordinary Share owned.

       To be entitled to attend and vote at the Meeting (and for the purpose of the determination by the Company of the number of votes they may cast), Holders of Ordinary Shares must be entered on the Company's register of members by 11:00 a.m. on Wednesday, July 23, 1997.

                                          By order of the Board of Directors



London, England                           Paul G. Dumond
June 25, 1997                             Secretary

       THIS PROXY STATEMENT IS FOR HOLDERS OF ORDINARY SHARES, HOLDERS OF AMERICAN DEPOSITARY SHARES ("ADSS") REPRESENTED BY AMERICAN DEPOSITARY RECEIPTS, AND, FOR INFORMATIONAL PURPOSES ONLY, HOLDERS OF OPTIONS TO ACQUIRE ORDINARY SHARES OF DANKA BUSINESS SYSTEMS PLC. THE PROXY STATEMENT CONTAINS INFORMATION REQUIRED UNDER THE FINANCIAL SERVICES ACT 1986 OF THE UNITED KINGDOM AND REGULATION 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934 OF THE UNITED STATES.

       THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU HAVE ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR/ATTORNEY, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORIZED UNDER THE FINANCIAL SERVICES ACT 1986 OF THE UNITED KINGDOM.

       IF YOU HAVE SOLD ANY OF YOUR ORDINARY SHARES IN DANKA BUSINESS SYSTEMS PLC, PLEASE SEND A COPY OF THIS DOCUMENT TO THE STOCKBROKER OR OTHER AGENT THROUGH WHOM THE SALE WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER.


                           DANKA BUSINESS SYSTEMS PLC
                               33 CAVENDISH SQUARE
                             LONDON W1M ODE ENGLAND
                       (REGISTERED IN ENGLAND NO. 1101386)



PRELIMINARY                                                         PRELIMINARY
                                 PROXY STATEMENT

                                  INTRODUCTION



GENERAL

       This Proxy Statement is furnished by the Board of Directors of Danka Business Systems PLC (the "Company") in connection with the solicitation of specific voting instructions ("voting instructions") from holders of ADSs ("Holders of ADSs") and proxies ("proxies") from holders of Ordinary Shares ("Holders of Ordinary Shares") for voting at the Company's 1997 Annual General Meeting (the "Meeting"), which will be held at 11:00 a.m. (local time) on July 25, 1997 at the Lanesborough Hotel, located at Lanesborough Place, London, England SW1X 7LY. For purposes of this Proxy Statement and related materials, the term "Shareholders" shall mean Holders of Ordinary Shares and Holders of ADSs. The approximate date on which this Proxy Statement and related materials has been first mailed to Shareholders is June 25, 1997.

       As of March 31, 1997, 226,827,049 Ordinary Shares of 1.25 pence each were issued and outstanding ("Ordinary Shares"), of which approximately seventy-six percent (76%) were held in the form of ADSs. Each ADS represents four Ordinary Shares.

       The cost of soliciting proxies and voting instructions will be borne by the Company. In addition to the use of the mails, proxies and voting instructions may be solicited personally or by telephone by employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies or voting instructions, but may reimburse brokers, The Bank of New York (the "Depositary") and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies and/or voting instructions.

       Prior to 1994, Holders of Ordinary Shares had adopted a resolution at each Annual General Meeting to receive and adopt the Directors' Report and Accounts (financial information of the Company) prepared according to Generally Accepted Accounting Principles of the United Kingdom ("U.K. GAAP"), for that year and the report of the auditors thereon ("Report and Accounts"). Pursuant to the Companies Act 1985, as amended by the Companies Act 1989 (the "Companies Act"), it is no longer necessary for Holders of Ordinary Shares to approve the Report and Accounts. Because of the unnecessary cost and inconvenience to the Company that would be associated with such a vote due to the need for the Company to comply with various disclosure requirements pursuant to United States securities laws, the Company determined in 1994 not to propose such a resolution in conjunction with its annual meeting. However, as required by the Companies Act, the 1997 Annual Report and Accounts prepared in accordance with the U.K. GAAP will be presented at the Meeting. Additionally, the U.K. Shareholders have received a copy of the Report and Accounts. U.S. Shareholders have received the Company's financial information prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP") in their copy of the Company's 1997 Annual Report. U.S. Shareholders who would like a copy of the Report and Accounts may contact the Company's registered office. Additionally, copies of relevant contracts of service of the Directors and a register of Directors' interests kept by the Company are available for inspection at the registered office of the Company during normal working hours and will be available for inspection at the place of the Meeting during the Meeting and for at least fifteen (15) minutes prior to the Meeting.

       In this Proxy Statement, references to "pounds," "pence" or "(pound)" are to United Kingdom currency, and references to "U.S. dollars" or "$" are to United States currency. Amounts that have been paid in currency of the United States are generally denominated herein in United States currency, and amounts that have been paid in currency of the United Kingdom are generally denominated herein in United Kingdom currency. Merely for convenience of the reader, the pound equivalent of the dollar at the Noon Buying Rate (as defined below) on March 31, 1997 was (pound)1.00 = $1.645 and on May 16, 1997 was (pound)1.00 =
$1.6335. The noon buying rate is the exchange rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate").

VOTING INSTRUCTIONS/HOLDERS OF ORDINARY SHARES

       Holders of Ordinary Shares entitled to attend and vote at the Meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy need not be a Holder of Ordinary Shares of the Company. Voting shall be by a poll. Every Holder of Ordinary Shares who is entitled to vote and who is present in person or by a proxy will have one (1) vote for each Ordinary Share owned. An ordinary resolution requires the affirmative vote of a majority of the votes cast at the Meeting. A special resolution requires an affirmative vote of at least seventy-five percent (75%) of the votes cast at the Meeting. A form of proxy is enclosed which, to be effective, must be deposited with the Company's registrars, Royal Bank of Scotland plc, P.O. Box 82, Caxton House, Redcliffe Way, Bristol BS99 7YA England, not later than forty-eight (48) hours before the time appointed for the holding of the Meeting.

       Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation in no specifically required form to the Company at least 48 hours before the Meeting, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the Ordinary Shares represented by the proxies will be voted as the proxy deems fit. Ordinary Shares that are not voted by the Holders of Ordinary Shares or brokers entitled to vote them, due to abstention or failure to cast a ballot in person or by returning a signed proxy, will not be considered in the final tabulation.

VOTING INSTRUCTIONS/HOLDERS OF AMERICAN DEPOSITARY SHARES

       Holders of ADSs should complete and return the voting instructional form provided to them in their proxy materials by the Depositary in accordance with the terms provided thereon not later than July 18, 1997. The close of business on June 18, 1997 has been fixed as the record date for the determination of the Holders of ADSs entitled to provide voting instructions to the Depositary. The proxy committee, which consists of Paul G. Dumond and David C. Snell, has the right to instruct the Depositary on how to vote all Ordinary Shares represented by Holders of ADSs that have failed to timely file their voting instructional form with the Depositary.

       For purposes of the remainder of this document, the term "vote" shall mean either a vote by a Holder of Ordinary Shares or instructions to the Depositary by a Holder of ADSs, unless the context requires otherwise.

                                   RESOLUTIONS

RESOLUTION 1 (ORDINARY): DIVIDEND FOR ORDINARY SHARES

       The Company's net earnings for fiscal 1997 were (pound)20,571,000 under U.K. GAAP and $41,777,000 under U.S. GAAP. The Board of Directors recommends that a final dividend for fiscal 1997 in the amount of 1.30 pence per Ordinary Share (net) be paid directly to all Holders of Ordinary Shares and, through the Depositary, to all Holders of ADSs. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

       THAT the Directors of the Company be and hereby are authorized to pay a final dividend for fiscal 1997 in the amount of 1.30 pence per Ordinary Share (net) directly to all Holders of Ordinary Shares and to all Holders of American Depositary Shares through the Depositary, The Bank of New York.

       The Board of Directors has unanimously approved proposed Resolution 1 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

RESOLUTIONS 2 (ORDINARY) AND 3 (ORDINARY) AND 4 (ORDINARY): RETIREMENT, RE-ELECTION AND ELECTION OF DIRECTORS

       The Articles of Association of the Company set the size of the Board of Directors at not less than two members. The Board of Directors currently consists of eight members who serve pursuant to the Company's Articles of Association. A minimum of one third (1/3) of the Directors is to retire at each Annual General Meeting.

       Pursuant to the Company's Articles of Association, two of the Company's current Directors, David S. Hooker and David W. Kendall will retire at the Meeting. David S. Hooker does not wish to offer himself for re-election and his appointment as a director will terminate from the dissolution of the Meeting.

       The Board of Directors recommends in Resolution 2 that the vacancy created by the retirement of Mr. Hooker should not be filled at the time of this Meeting. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

       Resolution 2:

       THAT in accordance with the Company's Articles of Association it is hereby resolved not to fill the office of director vacated by the retirement of David S. Hooker who wishes to retire as from the dissolution of the Meeting and not to offer himself for re-election.

       The Board of Directors has unanimously approved proposed Resolution 2 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

       The Board of Directors recommends in Resolution 3 that Mr. Kendall be re-elected at the Meeting to serve as a Director. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

       Resolution 3:

       THAT David W. Kendall, whose term as Director expires at the 1997 Annual General Meeting, be and hereby is re-elected to serve as Director of the Company in accordance with the Company's Articles of Association.

       The Board of Directors has unanimously approved proposed Resolution 3 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

       The term of one of the Company's current Directors, Keith J. Merrifield, who was appointed by the Board of Directors in fiscal 1997, expires at the Meeting. The Board of Directors recommends in Resolution 4 that Mr. Merrifield be elected at the Meeting to serve as a Director. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

       Resolution 4:

       THAT Keith J. Merrifield, who was appointed as Director by the Board of Directors in fiscal 1997 and whose appointment expires at the 1997 Annual General Meeting, be and hereby is elected to serve as Director of the Company in accordance with the Company's Articles of Association.

       The Board of Directors has unanimously approved proposed Resolution 4 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

RESOLUTION 5 (ORDINARY): APPOINTMENT OF AUDITORS

       At the Meeting, the Company is required, pursuant to Sections 384 and 385 of the Companies Act, to appoint auditors to serve until the conclusion of the Company's next Annual General Meeting and to set their remuneration. KPMG Audit Plc, Chartered Accountants and Registered Auditors ("KPMG") have served as the Company's Auditors for more than twenty (20) years. The Board of Directors recommends in Resolution 5 that KPMG be appointed to serve as the Company's Auditors until the conclusion of the next Annual General Meeting and that the Board of Directors be authorized to fix the Auditors' remuneration. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

       THAT KPMG Audit Plc, Chartered Accountants and Registered Auditors, be and hereby are appointed to serve as the Company's Auditors until the conclusion of the 1998 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and hereby is authorized to fix the Auditors' remuneration.

       The Board of Directors has unanimously approved proposed Resolution 5 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution. The Company expects representatives of KPMG to be present at the Meeting, have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions at the Meeting.

RESOLUTIONS 6 (ORDINARY) AND 7 (SPECIAL): AUTHORITY TO ALLOT SHARES/PRE-EMPTIVE RIGHTS WAIVER

       The Board of Directors recognizes that there may be instances where it is desirable for the Company to be able to issue (allot) securities in connection with various matters without the prior consent of Holders of Ordinary Shares. Before the Board of Directors may exercise any such power to allot relevant securities, however, Section 80 of the Companies Act requires (with certain exceptions) that the Company authorize such power at a general meeting. The Board of Directors, therefore, is seeking authority in Resolution 6 to allot securities up to an aggregate nominal amount of (pound)945,112 (representing approximately thirty-three and one third percent (33 1/3%) of the Company's present issued share capital) before the earlier of the date of its next Annual General Meeting or October 24, 1998 (subject to extensions upon the occurrence of the events set forth below) for such purposes as desired in the discretion of the Directors. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

       Resolution 6:

       THAT the Directors be and hereby are generally and unconditionally authorized for purposes desired at their discretion, in place of all existing authorities under Section 80 of the Companies Act 1985, as amended by the Companies Act 1989 (the "Companies Act"), to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act) up to an aggregate nominal amount of (pound)945,112 (representing approximately thirty-three and one third percent (33 1/3%) of the issued share capital of the Company), provided that this authority shall expire on the earlier of the date of the 1998 Annual General Meeting of the Company or October 24, 1998, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry, and the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

       The Board of Directors has unanimously approved proposed Resolution 6 and recommends that you vote "FOR" its adoption. An affirmative vote of a majority of the votes cast at the Meeting will be required for adoption of the proposed resolution.

       Subject to the passing of proposed Resolution 6, the Board of Directors is seeking authority in Resolution 7 to issue Ordinary Shares for cash, other than effecting such issuance only after first offering the Ordinary Shares to existing Holders of Ordinary Shares pro-rata to their holdings ("pre-emptive rights"). Pursuant to Section 95 of the Companies Act, a special resolution of the Company is generally necessary (with some exceptions) to permit an allotment by Directors without providing the pre-emptive rights provided by Section 89 of the Companies Act. Apart from other authority to the Directors permitting allotments, the power would be limited to issuance of Ordinary Shares up to a maximum aggregate nominal amount of (pound)567,068 (representing approximately twenty percent (20%) of the Company's present issued share capital). This level of authority is consistent with the limitations placed on NASDAQ Stock Market's National Market companies to issue shares without further approval. The power that is sought by Resolution 7 would expire on the earlier of the date of the next Annual General Meeting or October 24, 1998, (subject to extensions upon the occurrence of the events set forth below). To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

       Resolution 7:

       THAT, subject to the passing of Resolution 6, the Directors be and hereby are generally and unconditionally authorized to exercise all powers of the Company to allot equity securities (within the meaning of Section 94(2) of the Companies Act 1985, as amended by the Companies Act 1989 (the "Companies Act")), as if Section 89(1) of the Companies Act did not apply to such allotment, provided that this authority shall:

       i) expire on the earlier of the date of the 1998 Annual General Meeting of the Company or October 24, 1998, save that the Directors may allot equity securities under this authority after the expiry thereof pursuant to any offer or agreement made by the Company on or before such expiry date pursuant to this authority as if such authority had not expired; and

       ii)    be limited to the allotment of equity securities:

                     (a) in connection with a rights issue or any other
              pre-emptive offer concerning equity securities in the Company where it is, in the opinion of the Directors, necessary or expedient to allot equity securities otherwise than in accordance with Section 89 of the Companies Act by reason of the rights attached to any shares or securities of the Company or in relation to fractional entitlements or legal or practical problems under the laws of or the requirements of any recognized regulatory body or stock exchange in any territory;

                     (b) pursuant to the terms of any stock option plan or share option scheme or other plan for employees and/or executive or non-executive Directors approved by the Company in a general meeting, up to an aggregate nominal value of (pound)283,534; or

                     (c) otherwise then pursuant to sub-paragraphs (a) and (b)
              above, up to an aggregate nominal value not exceeding (pound)567,068.

       The Board of Directors has unanimously approved proposed Resolution 7 and recommends that you vote "FOR" its adoption. An affirmative vote of at least seventy-five percent (75%) of the votes cast at the Meeting will be required for adoption of the proposed resolution.

RESOLUTION 8 (SPECIAL):  PURCHASE OF OWN SHARES

       Under Section 166 of the Companies Act, a company is required to obtain shareholder approval before it is able to buy back its own shares. The resolution must be subject to certain restrictions. The resolution as set out will enable the Company to buy back up to 22,682,000 Ordinary Shares representing approximately 10% of its issued share capital at the higher of the nominal value or the market value of the shares, as calculated from The London Stock Exchange Daily Official List of mid-market prices for the ten days prior to the purchase. If this resolution is passed, the authority shall continue until the earlier of the date of the 1998 Annual General Meeting or October 24, 1998 (subject to extensions upon the occurrence of the events set forth below).

       While there is no current plan to repurchase any shares, the Board believes maintaining such flexibility is beneficial to the Company. To accomplish the foregoing, the Board of Directors proposes adoption of the following resolution:

       THAT the Company is hereby generally and unconditionally authorized to make market purchases (within the meaning of Section 163 of the Companies Act 1985) of Ordinary Shares of 1.25p each in the capital of the Company with effect from the conclusion of this Meeting provided that:

              (a) the maximum aggregate number of Ordinary Shares authorized to be purchased is 22,682,000 representing approximately 10% of the issued share capital of the Company as of March 31, 1997;

              (b) the minimum price which may be paid for each such Ordinary Share is 1.25p;

              (c) the maximum price (inclusive of expenses) which may be paid for each such Ordinary Share is an amount equal to 105 percent of the average of the middle market quotations as derived from The London Stock Exchange Daily Official List for the ten business days immediately preceding the day on which such Ordinary Share is purchased;

              (d) the Company may make a contract to purchase its Ordinary Shares under this authority prior to the expiry thereof, which will or may be executed wholly or partly after the expiry of such authority, and may make a purchase of its Ordinary Shares pursuant to any such contract; and

              (e) the purchase is made in compliance with all applicable governmental laws, rules and regulations.

       The authority herein will expire at the conclusion of the next Annual General Meeting of the Company, or, if earlier, October 24, 1998.

       The Board of Directors has unanimously approved proposed Resolution 8 and recommends that you vote "FOR" its adoption. An affirmative vote of at least seventy-five percent (75%) of the votes cast at the Meeting will be required for adoption of the proposed resolution.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth certain information regarding the Directors and executive officers of the Company and its primary operating subsidiaries. The executive officers serve at the pleasure of the respective Boards of Directors.

NAME                           AGE       POSITION(S)                                       DIRECTOR'S ROTATION
----                           ---       -----------                                       --------------------
Mark A. Vaughan-Lee            51        Chairman                                                  1999
Daniel M. Doyle                56        Chief Executive and Director                              2000
David C. Snell                 49        Chief Operating Officer and Finance                       1999
                                         Director
David S. Hooker                54        Director (1)(2)(3)                                        1997
David W. Kendall               62        Director (1)(2)(3)                                        1997
James F. White, Jr.            57        Director (2)(3)                                           1998
Pierson M. Grieve              69        Director (1)(3)                                           1998
Keith J. Merrifield            55        Director (1)(2)(3)                                        1997
Paul G. Dumond                 42        Secretary                                                  --
Michel Amblard                 50        Corporate Controller                                       --
William T. Freeman             36        Chief Financial Officer                                    --
Edward J. Marino               46        President, Danka Imaging Services                          --
Peter G. Meier                 54        President, Danka Office Imaging                            --
Paul M. Natale                 49        Executive Vice President, Corporate                        --
                                         Integration
Martin G. St. Quinton          39        Chief Executive, Danka International                       --
Debra A. Taylor                38        Assistant Chief Operating Officer                          --
R. Paul Umberg                 57        President, North American Retail                           --
                                         Operations

---------------------

(1)    Member of the Human Resources Committee.
(2)    Member of the Audit Committee.
(3)    Member of the Nominations Committee.

       MARK A. VAUGHAN-LEE. Mr. Vaughan-Lee has served the Company as Chairman since July 1986. In addition to his duties as Chairman, he is involved in the Company's acquisition, finance, retail, wholesale and European activities. Mr. Vaughan-Lee was previously a director of Samuel Montagu & Co., Ltd., an investment banking firm, and is the chairman of Mark A. Vaughan-Lee Ltd., a consulting company.

       DANIEL M. DOYLE. Mr. Doyle is a co-founder of Danka Industries, Inc., now known as Danka Holding Company and is its President and Chief Executive. He has served the Company as Chief Executive and as a Director since Danka Holding Company was acquired by the Company in December 1986. Prior to founding Danka Industries, Mr. Doyle was employed by Litton Industries, Inc.'s Royal Business Machines division in various capacities, including Vice President and National Sales Manager. Since June 1994, Mr. Doyle has served as a director of Tech Data Corporation, a publicly owned Florida based company engaged in the distribution of personal computer products.

       DAVID C. SNELL. Mr. Snell serves as Finance Director, a position he has held since 1988, and was in addition named Chief Operating Officer in October 1996, a new position. Mr. Snell previously also served as Chief Financial Officer for the Company from 1988 to his appointment as Chief Operating Officer. Mr. Snell became a certified public accountant in 1969 and has primarily served Danka Holding Company as Chief Financial Officer and Vice President-Finance from August 1978. Prior to joining the Company, Mr. Snell was with Peat Marwick.

       DAVID S. HOOKER. Mr. Hooker has served the Company as a Director since November 1985. Mr. Hooker is a non-executive director of Oceaneering International, Inc., a publicly owned U.S. company which provides offshore services to oil and gas businesses, and Chairman of Goshawk Insurance Holdings Plc, a marine insurance company. Mr. Hooker was Managing Director of Aberdeen Petroleum PLC, formerly a publicly owned U.K. petroleum company, from January 1987 until June 1993, and Chairman of Bakyrchik Gold PLC, a publicly owned U.K. mining company until December 1995.

       DAVID W. KENDALL. Mr. Kendall has served the Company as a Director since July 1993. He is Chairman of Whitecroft PLC, a conglomerate, Ruberoid PLC, a manufacturer and supplier of building products, Celtic Energy Ltd., a Welsh coal mining company, Blagden Industries PLC, a packaging company, Wagon Industrial Holdings PLC, an engineering company, and a non-executive director of Gowrings PLC, a motor distributor, all of which are publicly owned U.K. companies. Previously, Mr. Kendall has served as executive deputy chairman of British Coal, a coal mining company, chairman of Bunzl PLC, a U.K. conglomerate, and chief executive of BP Oil Ltd., an oil refining and marketing company.

       JAMES F. WHITE, JR. Mr. White has served the Company as a Director since July 1993. Since January 1996, he has served as counsel to the law firm of Shumaker, Loop & Kendrick, Toledo, Ohio. Mr. White served as an executive officer and director of Checkers Drive-In Restaurants, Inc. from January 1993 through December 1995, most recently as vice chairman of the board. For more than 20 years prior to January 1993, Mr. White was a partner in the law firm of Shumaker, Loop & Kendrick. Mr. White is a director of numerous private companies and Arbor Health Care Company, a publicly owned Ohio based company which specializes in providing subacute health care services.

       PIERSON M. GRIEVE. Mr. Grieve was elected as a Director in July 1996. From January 1983 through December 1995, Mr. Grieve served as chairman and chief executive officer of Ecolab, Inc. Ecolab, Inc. is the leading worldwide developer and marketer of premium cleaning and sanitizing products, systems and services, for the hospitality, foodservice, healthcare, dairy and food and beverage processing markets. Mr. Grieve is also a director of the following publicly held companies: Norwest Corporation, a Minnesota based bank; U S WEST, Inc., a telecommunications and information services company based in Colorado; St. Paul Companies, Inc., a Minnesota based insurance company; and Meredith Corporation, a publishing company and owner of several broadcast stations based in Iowa.

       KEITH J. MERRIFIELD. Mr. Merrifield was appointed as a Director in January 1997 and is a candidate for election to the Board of Directors for the first time. From 1975 through 1990, Mr. Merrifield was the Managing Director of Wellcome International, a division of the United Kingdom pharmaceutical company Wellcome plc. During this time Mr. Merrifield significantly developed Wellcome's pharmaceutical business in Asia, Africa and Eastern Europe. In 1990 Mr. Merrifield was appointed to Director of International Operations and in addition, Director of Group Marketing worldwide in 1994. Mr. Merrifield also played a key role in the integration process following Glaxo's acquisition of Wellcome plc. Since resigning in June 1995, Mr. Merrifield has served as a director of British Biotech plc, an innovative pharmaceutical company based in Oxford, England, and also Coats Viyella plc, the U.K.'s biggest textile company.

       PAUL G. DUMOND. Mr. Dumond, who is a Chartered Accountant, has been the Secretary of the Company since March 1986. Mr. Dumond is also the owner and director of Nautilus Management Limited, a management services company, and a non- executive director of Horace Small Apparel PLC, a publicly owned U.K. company which manufactures and distributes uniforms. He was previously with Thomson McLintock, Chartered Accountants, now part of KPMG, following which he held the positions of finance manager and later finance director in the oil and gas industry.

       MICHEL AMBLARD. Mr. Amblard joined the Company in November 1995 upon the acquisition of Infotec Europe B.V., and currently serves as the Company's Corporate Controller. Prior to its acquisition, Mr. Amblard served as the chief financial officer of Infotec since 1991. Prior to joining Infotec, Mr. Amblard served as International Controller for Nashua Corporation and held various finance positions for the International Paper Company in Europe, the United States and Canada. He had previously been associated with Arthur Andersen in Paris, France.

       WILLIAM T. FREEMAN. Mr. Freeman joined the Company in March 1988 and has been a Director of Danka Holding Company since April 1990. Mr. Freeman was named Chief Financial Officer of the Company in October 1996, after serving as the Treasurer since October 1989 where he was actively involved in the Company's acquisition and financing activities. Prior to joining the Company, Mr. Freeman worked for Arthur Andersen & Co.

       EDWARD J. MARINO. Mr. Marino joined the Company in January 1997 upon the acquisition of Eastman Kodak's facilities management business where he served as the President of Kodak Imaging Services now renamed Danka Imaging Services. Mr. Marino presently serves as the President of Danka Imaging Services and manages the Company's outsourcing business worldwide. While at Kodak, Mr. Marino had also held the position of Vice President and National Sales Manager of Kodak's Professional Imaging division. Prior to joining Eastman Kodak in 1990, Mr. Marino was Vice President Marketing and Sales at Howtek, Inc., a designer and manufacturer of scanners for the graphic arts and desktop publishing markets.

       PETER G. MEIER. Mr. Meier joined the Company in January 1997 upon the acquisition of Eastman Kodak's Office Imaging division and serves as the President of Danka Office Imaging. Mr. Meier manages the acquired Kodak sales and services business worldwide. Prior to joining the Company, Mr. Meier was the Regional Business General Manager and Vice President of Office Imaging for Kodak's Europe, Africa and Middle East Region since 1994. Mr. Meier began his career with Kodak in 1973.

       PAUL M. NATALE. Mr. Natale joined the Company in 1986 and presently serves as the Company's Executive Vice President of Corporate Integration. Previously, Mr. Natale was President of Danka's North American Retail Operations. Mr. Natale was previously President of Automated Office Systems, a computer typewriter and word processor dealership. Mr. Natale also held various management positions with RCA Corporation, Burroughs Corporation, Honeywell Information Systems and the Olivetti Corporation of America.

       MARTIN G. ST. QUINTON. Mr. St. Quinton joined the Company in June 1993 upon the acquisition of Saint Group plc, the Company's first acquisition in Europe. Mr. St. Quinton, as Chief Executive of Danka International, has supervised the acquisition and development of the Company's European network, and manages its expanding operations. Mr. St. Quinton was chief executive of Saint Group plc prior to its acquisition.

       DEBRA A. TAYLOR. Ms. Taylor joined the Company in September 1987, and was recently named Assistant Chief Operating Officer, a new position. Ms. Taylor served as Controller from 1989 until her recent appointment, and currently serves as a Director of Danka Holding Company. Before joining the Company, Ms. Taylor was a Business Manager with Storer Communications, Inc.

       R. PAUL UMBERG. Mr. Umberg is the President of Danka's North American Retail Operations. Mr. Umberg joined the Company in 1994 as President of Omnidex, responsible for Danka's fax division, and was promoted to his current position in September 1996. Prior to joining the Company, Mr. Umberg served as President, Chief Executive Officer and Board Chairman of Bay Bankshares, a multi-bank holding company headquartered in Florida.

       The Articles of Association of the Company set the size of the Board of Directors at not less than two persons. The Board of Directors currently consists of eight members who serve pursuant to the Company's Articles of Association. A minimum of one third (1/3) of the Directors is to retire and be re-elected at each Annual General Meeting. In addition, Directors may be appointed by the Board of Directors, but Directors so appointed hold office only until the next Annual General Meeting of the Company, when they are eligible for election. In accordance with new guidelines in the U.K. on corporate governance concerning the length of service of non-executive directors, Mr. Hooker who has served as a Director of the Company since 1985 has decided to retire from the Board of Directors at the conclusion of the 1997 Annual General Meeting. Pursuant to Article 107 of the Company's Articles of Association, the retirement of Mr. Hooker shall be taken into account when calculating the one-third of the Directors to retire and be re-elected. With the appointment of Keith J. Merrifield, the Board of Directors will have a total of seven members. Other than the employment agreements that the Company has entered into with Daniel M. Doyle and David C. Snell, and a consulting agreement between the Company and Mark A. Vaughan-Lee Ltd., as described in the "Named Executive Officer Employment and Consulting Arrangements" section of this Proxy Statement, there is no understanding regarding any executive officer or Director and the Company or any other person pursuant to which any executive officer or Director was, or is, to be elected or appointed to such position. No executive officer is related to any other executive officer or Director. The Board of Directors held sixteen meetings during fiscal 1997.

       The Nominations Committee, as it deems appropriate, makes recommendations to the full Board of Directors with respect to the size and composition of the Board and its committees and with respect to nominees for election as directors. The current members of the Nominations Committee are Messrs. White, Grieve, Hooker, Kendall and Merrifield. The Nominations Committee met once in fiscal 1997. The Nominations Committee will consider suggestions regarding candidates for election to the Board submitted by Shareholders in writing to the Secretary of the Company. With regard to the 1998 annual general meeting, any such suggestion must be received by the Secretary no later than the date by which Shareholder proposals for such annual general meeting must be received as described below under the heading "Shareholders Proposals for Presentation at the 1998 Annual General Meeting."

       The Company has an audit committee (the "Audit Committee") which is composed of Messrs. Hooker, White, Kendall and Merrifield. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants (Chartered Accountants and Registered Auditors) of the Company, discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the independent public accountants, review and approve nonaudit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, review management's procedures and policies relative to the adequacy of the Company's internal accounting control, monitor compliance with relevant laws relating to accounting practices and review and approve transactions, if any, with affiliated parties. The Audit Committee met four times in fiscal 1997.

       The function of the Human Resources Committee, which is composed of Messrs. Grieve, Hooker, Kendall and Merrifield, independent outside Directors, is to review and approve annual salaries and bonuses for executive Directors and certain officers and to review, approve and/or generally recommend to the Board of Directors the terms and conditions of employee benefit plans or changes thereto. The Human Resources Committee met six times in fiscal 1997.

       In fiscal 1997, each incumbent Director attended in excess of seventy-five percent (75%), collectively, of the meetings of the Board of Directors and of each committee of which he was a member.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

       The following table sets forth, as of March 31, 1997, information as to the beneficial ownership of the Company's Ordinary Shares (whether held in Ordinary Shares or ADSs), by (i) each person known to the Company as having beneficial ownership of more than five percent (5%) of the Company's equity securities, (ii) each Director, (iii) each "named executive officer" (as defined in Item 402(a) (3) of Regulation S-K under the Securities Exchange Act of 1934 (the "1934 Act") ("Named Executive Officer")), and (iv) all Directors and Executive Officers of the Company as a group.

                                                                               Shares Beneficially Owned
     NAME OF BENEFICIAL OWNER (1)                                              As of March 31, 1997 (2)
     --------------------------------------------------------     --------------------------------------------------
                                                                       Number of          ADS
                                                                   Ordinary Shares    Equivalent       Percent
                                                                   ---------------    ----------       -------
     HOLDINGS OF GREATER THAN 5 PERCENT
     --------------------------------------------------------
     Janus Capital Corporation (3)                                     20,306,756      5,076,689         9.0%
     Massachusetts Financial Services (4)                              13,322,580      3,330,645         5.9%
     AIM Management Group Inc. (5)                                     13,123,200      3,280,000         5.8%
     --------------------------------------------------------
     HOLDINGS BY DIRECTORS AND EXECUTIVE OFFICERS
     --------------------------------------------------------
     Daniel M. Doyle (6)                                                7,397,510      1,849,378         3.3%
     Mark A. Vaughan-Lee (7)                                            1,112,000        278,000          *
     David C. Snell                                                     1,040,000        260,000          *
     David S. Hooker (8)                                                   80,000         20,000          *
     David W. Kendall                                                      10,000          2,500          *
     James F. White, Jr.                                                        0              0          *
     Pierson M. Grieve                                                      4,000          1,000          *
     Keith J. Merrifield                                                        0              0
     William T. Freeman (9)                                                76,000         19,000          *
     Martin G. St. Quinton (10)                                         2,544,000        636,000         1.1%
     All Directors and Executive Officers as a group (20 Persons)      12,654,286      3,163,572         5.6%

------------------
(*)    Represents less than one percent (1%) of the share capital.
(1) Except for Messrs. Freeman and St. Quinton, all of the listed individuals are currently Directors of the Company. Messrs. Doyle, Vaughan-Lee and Snell are executive officers of the Company.
(2) Except as otherwise indicated, all Ordinary Shares are held of record with sole voting and investment power.
(3) Janus Capital Corporation is a registered investment advisor. Includes 3,118,825 ADSs (equivalent of 12,475,300 Ordinary Shares) held on behalf of Janus Twenty Fund, a managed portfolio. The address of Janus Capital Corporation is 100 Filmore Street, Suite 300, Denver, Colorado 80206-4923.
(4) Massachusetts Financial Services is a mutual fund organization. The address of Massachusetts Financial Services is 500 Boylston Street, Boston, Massachusetts 02116.
(5) AIM Management Group Inc. is affiliated with AIM Advisors, Inc. and AIM Capital Management, Inc. The address of AIM Management Group Inc. is 11 Greenway Plaza, Suite 1919, Houston, Texas 77046-1172.
(6)    Includes 229,850 Ordinary Shares (equivalent of approximately 57,463
       ADSs) held of record by Mr. Doyle's wife. Includes options held by Mr. Doyle to purchase 2,800,000 Ordinary Shares (the equivalent of 700,000
       ADSs), all of which are currently exercisable.
(7) Includes 33,000 Ordinary Shares (equivalent of 8,250 ADSs) held of record by Mr. Vaughan-Lee's wife. Includes options held by Mr. Vaughan-Lee to purchase 572,000 Ordinary Shares (equivalent of 143,000 ADSs), all of which are currently exercisable, and held in a pension fund.
(8) Includes options held by Mr. Hooker to purchase 75,000 Ordinary Shares (equivalent of 18,750 ADSs), all of which are currently exercisable.
(9) Includes options held by Mr. Freeman to purchase 20,000 Ordinary Shares (equivalent of 5,000 ADSs), all of which are currently exercisable.
(10) Includes options held by Mr. St. Quinton to purchase 44,000 Ordinary Shares (equivalent of 11,000 ADSs), all of which are currently exercisable.

       On March 31, 1997, The Bank of New York, as depositary for the Company's ADS program, held 171,566,107 Ordinary Shares representing 75.6% of the issued share capital.

       COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

              The following table provides information concerning the annual compensation and long-term compensation for services rendered in all capacities to the Company for the last three (3) fiscal years for each of the following Named Executive Officers. The Company did not grant any restricted stock awards or stock appreciation rights during the last three (3) fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                                 ANNUAL COMPENSATION                     AWARDS
                                           ---------------------------------------------------------- ------------ ----------------
                                             FISCAL                                     OTHER ANNUAL   NUMBER OF      ALL OTHER
         NAME AND PRINCIPAL POSITION         YEAR      SALARY            BONUS(1)     COMPENSATION(2)  OPTIONS(3)   COMPENSATION
------------------------------------------- ------ ---------------   -------------   ----------------- ----------- ----------------
Mark A. Vaughan-Lee, Chairman..............  1997  (pound)181,500           --          (pound) 7,500    37,243  (pound)  15,570(4)
                                             1996  (pound)170,000(4)  (pound)65,000(4)  (pound) 7,500    48,000            --
                                             1995  (pound)142,500(4)  (pound)65,000(4)  (pound) 7,500      --              --

Daniel M. Doyle, Chief Executive ..........  1997        $630,000           --                $11,900   180,000         $121,846(5)
                                             1996        $600,000          $540,000           $11,740   124,000          $53,817(5)
                                             1995        $500,000          $700,000           $11,600      --            $46,475(5)
David C. Snell, Chief Operating Officer and
 Finance Director..........................  1997        $460,000          $200,000           $11,900   126,000          $48,982(6)
                                             1996        $420,000          $378,000           $11,740    88,000          $ 3,440(6)
                                             1995        $350,000          $490,000            11,600      --              --
William T. Freeman, Chief Financial
 Officer(7)................................  1997        $161,000          $110,000              --      23,332          $19,200(8)

Martin G. St. Quinton, Chief Executive,
  Danka International(7)...................  1997  (pound)210,500    (pound)325,000              --      80,000   (pound) 41,422(9)
                                             1996  (pound)150,000    (pound)100,000              --      66,666   (pound) 14,480(9)

----------------------
(1) Includes deferred compensation under the Company's Deferred Compensation Plan as follows: $200,000 for Mr. Snell in 1997 and $21,145 for Mr. Freeman in 1997.
(2)    The amounts listed represent sums received as Director fees.
(3) The options granted are for Ordinary Shares or the equivalent number of American Depositary Shares ("ADS"), and were granted at the fair market value of the underlying Ordinary Shares or ADSs on the date of the grant.
(4) All sums paid were pursuant to a consulting arrangement between the Company and Mark A. Vaughan-Lee Ltd.
(5) Includes net premiums of $41,855 in each year paid by the Company as advances under a $3,000,000 split-dollar term life insurance agreement on behalf of Daniel M. Doyle for the benefit of beneficiaries designated by Mr. Doyle. The advances are secured by an interest in the policy which has been assigned to the Company and are repayable upon (i) the death of Mr. Doyle, (ii) the surrender of the policy, or (iii) termination of the split-dollar life insurance agreement prior to the death of Mr. Doyle. Also includes Company matching contribution to 401(k) plan of $6,296, $5,082 and $4,620 in fiscal 1997, 1996 and 1995, respectively. Fiscal 1997 and 1996 also includes $13,695 and $6,880 of above-market interest earned on deferred compensation arrangement. Fiscal 1997 also includes Company contribution of $60,000 to the Supplemental Executive Retirement Plan.
(6) Represents above-market interest earned on deferred compensation arrangement of $6,982 and Company contribution of $42,000 to the Supplemental Executive Retirement Plan in fiscal 1997 and above-market interest earned on deferred compensation arrangement of $3,440 in fiscal 1996.
(7) Mr. Freeman and Mr. St. Quinton became Named Executive Officers in fiscal 1997 and 1996, respectively.
(8) Consists of Company matching contribution to 401(k) plan of $5,200 and Company contribution of $14,000 to the Supplemental Executive Retirement Plan.
(9)    Consists of Company pension contributions and automobile allowance.

       NAMED EXECUTIVE OFFICER EMPLOYMENT AND CONSULTANT ARRANGEMENTS

              After the Human Resources Committee's review and analysis of a report prepared by Towers Perrin (an independent consultant) on executive compensation, the Company entered into written employment agreements (collectively, the "employment agreements") effective April 1, 1994, with Daniel M. Doyle and David C. Snell with respect to their employment as Chief Executive and Finance Director, respectively. Additionally, the Company has an ongoing consulting agreement with Mark A. Vaughan-Lee Ltd., a company which is solely owned by the Company's Chairman, with respect to consulting services. The employment agreements provide for initial three (3) year terms with automatic renewals for three (3) year periods and a compensation package consisting of a base annual salary (subject to annual review) as well as other miscellaneous benefits (including expense reimbursement, health insurance and potential cash bonuses). The employment agreements may be terminated by either the Company or the executive upon one (1) year's written notice. The executives may terminate their employment without one (1) year's notice for "good reason" (as defined in the employment agreements) which includes reasons such as removal from their respective positions, the Company's breach of the employment agreement, or a change in control of the Company. In the event that the Company terminates the executive's employment or the executive voluntarily terminates his employment for good reason, the Company will be obligated to continue to pay the executive all of the compensation provided for in the agreement for a one (1) year period. The consulting agreement, while contemplating different compensation levels, provides for similar terms as the employment agreement. For additional information regarding Messrs. Vaughan-Lee, Doyle and Snell, see "Management."

SHARE OPTION PLANS

       The Company has options outstanding under its Share Option Plans. Options granted are for the right to acquire Ordinary Shares or ADSs. The following table provides information concerning options granted, under the Company's Share Option Plans, to the Named Executive Officers during fiscal 1997. The Company did not grant any stock appreciation rights during fiscal 1997.

                                           OPTIONS GRANTED IN FISCAL 1997
                                                  INDIVIDUAL GRANTS
     ---------------------------------------------------------------------------------------------------------------------
                                                 % of Total                                  Potential Realizable Value
                                                  Options                                      at Assumed Annual Rates
                                                 Granted to                                  of Share Price Appreciation
                                  Number of      Employees       Exercise                       for Option Term (3)
                                   Options           in           Price        Expiration       -------------------
     NAME                        Granted (1)   Fiscal 1997   ($/share) (2)        Date            5%           10%
     --------------------------  -----------   ------------  -------------  ------------ -------------------------------
     Mark A. Vaughan-Lee......      37,243         1.0%       $   12.83      05/14/2006  $     300,527   $     761,594

     Daniel M. Doyle..........     180,000         4.7%       $   12.83      05/14/2006  $   1,452,482   $   3,680,876

     David C. Snell...........     126,000         3.3%       $   12.83      05/14/2006  $   1,016,738   $   2,576,613

     William T. Freeman.......      23,332         0.6%       $    7.32      08/01/2006  $     107,413   $     272,205

     Martin G. St. Quinton....      80,000         2.1%       $    7.32      08/01/2006  $     368,293   $     933,327

------------
(1) The options granted are for Ordinary Shares, or the Ordinary Share equivalent number in the case of ADSs.
(2) The exercise price is reflected in U.S. dollars using the Noon Buying Rate conversion rate of (pound)1.00=$1.645 on March 31, 1997.
(3) The U.S. dollar amounts under these columns are the result of calculations at 5% and 10% which reflect rates of potential appreciation set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's Ordinary Share or ADS price. The Company's stock options are granted with a pence per Ordinary Share exercise price. The U.S. dollar appreciation is calculated using the March 31, 1997 Noon Buying Rate of (pound)1.00=$1.645.

       The following table provides detailed information concerning aggregate share option exercises in fiscal 1997 and share option values at the end of fiscal 1997 for unexercised share options held by each of the Named Executive Officers.

                                    AGGREGATED OPTION EXERCISES IN FISCAL 1997
                                         AND FISCAL YEAR-END OPTION VALUES
     --------------------------------------------------------------------------------------------------------------------


                                  NUMBER OF                                                       VALUE OF UNEXERCISED
                                   SHARES                         NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                ACQUIRED ON        VALUE        OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END
     NAME                       EXERCISE (1)   REALIZED (2)   EXERCISABLE/UNEXERCISABLE (1)  EXERCISABLE/UNEXERCISABLE (3)
     ------------------------   ------------   ------------   -----------------------------  ----------------------------
     Mark A. Vaughan-Lee....         --             --                572,000/85,243                 $4,529,403/--

     Daniel M. Doyle........        100,000    $  920,190           2,800,000/304,000               $19,955,495/--

     David C. Snell.........         --             --                 --/214,000                       --/--

     William T. Freeman.....         --             --                20,000/58,332                $95,025/$108,773

     Martin G. St. Quinton..         --             --                44,000/456,666              $205,986/$1,364,567

------------

(1) The options granted are for Ordinary Shares or ADSs and were granted at the fair market value underlying the Ordinary Shares or ADSs on the date of the grant.
(2) Fair market value of the Company's Ordinary Shares on the date of exercise, minus the exercise price, multiplied by the Noon Buying Rate on the date of exercise.
(3) Based upon the March 27, 1997 closing price of 508 pence per Ordinary Share on the London Stock Exchange, multiplied by the Noon Buying Rate on March 31, 1997 of (pound)1.00=$1.645.

COMPENSATION OF DIRECTORS

       Each non-employee Director of the Company was paid the equivalent of an annual sum of (pound)7,500 for fiscal 1997. In addition, non-employee directors are eligible to receive a further (pound)10,000 remuneration if they are members of sub-committees of the Board of Directors. Each non-employee Director of the Company will be paid the same equivalent of an annual sum for fiscal 1998. Each Director also serving as an executive officer received the equivalent of (pound)7,500 in Director's fees for fiscal 1997 and will receive the equivalent of (pound)7,500 for fiscal 1998. Additionally, each non-employee Director receives the equivalent of (pound)750 for each day in which a Board of Directors or committee meeting is attended and is reimbursed for expenses in connection with such attendance. However, in the case of the chairman of a committee, a daily allowance of (pound)1,000 is given. Executive and non-employee Directors are eligible for share options under the Company's Share Option Plans.

HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The members of the Company's Human Resources Committee in fiscal 1997 were Messrs. Grieve, Hooker, Kendall and Merrifield. Neither Mr. Grieve, Mr. Hooker, Mr. Kendall nor Mr. Merrifield has at any time been an executive officer of the Company. There were no Human Resources Committee interlocks or insider participation in compensation decisions in fiscal 1997.

       The information contained in the following sections "Report of the Human Resources Committee" and "Performance Graph" is not deemed to be "Soliciting Material" or to be "Filed" with the SEC or subject to Regulation "A" under the 1934 Act, or to the liabilities of Section 18 of the 1934 Act.

REPORT OF THE HUMAN RESOURCES COMMITTEE

       The fiscal 1997 annual compensation for the Named Executive Officers, including the Chief Executive, was determined by the Human Resources Committee of the Company and consisted of a base salary; in one instance a bonus;

a share option grant; certain perquisites; and in some instances a contribution to the Company's Supplemental Executive Retirement Plan. The objective of the Company's executive compensation program is to enhance Shareholder value by attracting and retaining the talent needed to achieve the Company's objectives and goals in a rapidly changing and technology based industry.

       The base salaries of the Chief Executive and the Named Executive Officers, and the bonuses of certain Named Executive Officers were determined by the Human Resources Committee based on a subjective evaluation of several factors, specifically the executive's assigned responsibilities, individual performance, growth and financial performance of the Company, years of service, and increases in the cost of living. To assist in this evaluation, the Human Resources Committee reviewed data regarding compensation for officers of companies deemed to be similar to the Company, particularly in terms of growth and size. The Committee did not give any particular weight to any specific factor or use any formula in determining base salary to the individuals.

       In fiscal 1997, the Chief Executive received a base salary of $630,000 (see the table captioned "Summary Compensation Table"). No awards were made to the Executive Officers covered under the Company's 1994 Executive Performance Plan (the "Performance Plan") under the objective quantitative performance established by the Committee prior to the beginning of fiscal 1997. In fiscal 1997, the Chief Operating Officer received a base salary of $460,000 together with a discretionary bonus of $200,000 in recognition of his efforts on the successful acquisition of Eastman Kodak's Office Imaging Business.

       The Chief Executive and the other Named Executive Officers were granted share options for Ordinary Shares and ADSs in amounts and upon such terms determined by the Human Resources Committee administering the Company's Share Option Plans as part of their compensation in fiscal 1997. In granting such share options, the Committee considered the amount and terms of the share options already held by the Chief Executive and the other Named Executive Officers. As employees of the Company, they continue to be eligible to receive option grants in the future. In fiscal 1997, the Committee granted the Chief Executive options to acquire 180,000 Ordinary Shares (see the table captioned "Options Granted in Fiscal 1997").

       Certain of the Named Executive Officers receive automobile allowances reflective of the position and responsibility of the individual. The Chief Executive participates in the Company's general health insurance and 401(k) plans. Additionally, the Company has advanced premiums (which may ultimately be repaid to the Company) for a split-dollar $3,000,000 term life insurance policy in respect of the Chief Executive which provides for benefits to be paid primarily to the Chief Executive's beneficiaries upon his death. Certain of the Named Executive Officers, including the Chief Executive, also receive Director's fees.

       In fiscal 1997, the Company established a Supplemental Executive Retirement Plan (the "SERP") to attract and retain executives whose skills and talents are important to the Company's operations. The SERP, which is not tax-qualified, provides an annual retirement benefit, payable over 15 years, to participants who attain a retirement age of 60. The SERP benefit phases in until 100% accrual is attained after four years of participation. At March 31, 1997, participants were 20% vested. Contributions to the SERP are at the discretion of the Company. The annual contribution to the SERP for fiscal 1997 for the Chief Executive was $60,000. (See the table captioned "Summary Compensation Table")

       The Company also established a Deferred Compensation Plan in fiscal 1997, which allows participants to defer all or a portion of their annual salary and/or bonus until the retirement age of 60. Upon retirement, each participant will receive their deferred balances in either a lump sum, or in annual installments over 5, 10 or 15 years. (See the table captioned "Summary Compensation Table").

       Both the SERP and the Deferred Compensation Plan are funded by life insurance contracts which are purchased and owned by the Company.

       The Human Resources Committee believes that Named Executive Officer compensation including that of the Chief Executive is appropriately structured and administered so that a substantial part of total compensation is dependent upon the financial performance of the Company. The Human Resources Committee's policy is to arrange for executive compensation which is principally deductible under Section 162(m) of the Internal Revenue Code.

       The primary use of base salary, bonuses and stock option grants in accordance with the above described policies has resulted in a compensation program which the Human Resources Committee believes is fair, competitive and in the best interests of Shareholders.

                                        By the Human Resources Committee,

                                        Pierson M. Grieve
                                        David S. Hooker
                                        David W. Kendall
                                        Keith J. Merrifield

PERFORMANCE GRAPH

       COMPARISON OF FOUR (4) YEAR CUMULATIVE TOTAL RETURN* AMONG DANKA BUSINESS SYSTEMS PLC,** S&P 500 INDEX AND S&P OFFICE EQUIPMENT AND SUPPLIES INDEX


                                     [GRAPH]























================================================================================
                                          1993    1994     1995    1996    1997
--------------------------------------------------------------------------------
DANKA BUSINESS SYSTEMS PLC                $100    $196     $261    $430    $322
--------------------------------------------------------------------------------
S&P 500                                   $100    $101     $110    $155    $186
--------------------------------------------------------------------------------
S&P OFFICE EQUIPMENT AND SUPPLIES         $100    $106     $114    $157    $211
================================================================================

---------------------
       Assumes $100 invested on April 1, 1993 in Danka Business Systems PLC, S&P 500 Index and S&P Office Equipment and Supplies Index. Comparison is made for the four (4) year period from March 31, 1993 to March 31, 1997, with the base measurement point fixed at the close of trading on March 31, 1993, since the Company's stock has only been registered under the 1934 Act and trading reported by the Nasdaq Stock Market's National Market since December 17, 1992. The Company's fiscal year ends March 31.

* Total return assumes reinvestment of any dividends for all companies considered within the comparison and is based on the current four-to-one ratio of Ordinary Shares to each ADS.

**     Assumes investment in the Company's ADSs traded on the NASDAQ National
       Market.

Note: The performance shown on the graph above is not necessarily indicative of future Ordinary Share or ADS price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The information set forth herein briefly describes certain relationships and transactions between the Company and affiliated parties. Management of the Company believes that such relationships and transactions have been established on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties. These relationships and transactions have been approved by a majority of the Company's independent outside Directors (and the Audit Committee since its creation). Future relationships and transactions, if any, with affiliated parties will be approved by a majority of the Company's independent outside Directors and the Audit Committee and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

       The Company occupies its principal business headquarters in St. Petersburg, Florida under a lease dated December 22, 1986 between Danka Industries, Inc., now known as Danka Holding Company and Daniel M. Doyle, a Director and Chief Executive of the Company, and Frances J. McPeak, Jr., a previous shareholder of Danka Holding Company. The lease was assigned from the individuals on March 1, 1987, to Mid-County Investments, Inc., a Florida corporation of which Mr. Doyle is a fifty percent (50%) shareholder. An Addendum to the Lease Agreement was entered into on September 1, 1992, extending the lease term until December 31, 2003 and providing for a rental of $580,000 per annum. Danka Holding Company's payments made under the lease for fiscal 1997 amounted to $580,000. The aggregate sum owed for the remainder of the lease was approximately $3,912,000 as of March 31, 1997. An amount of $36,000 has been deposited with the landlord as security for the performance by Danka Holding Company of its obligations under the lease. Additionally, since 1987, the Company has had contingent liability for a guarantee by Danka Holding Company for the financing of the building by Mr. Doyle and Mr. McPeak. Danka Holding Company's contingent liability for repayment in the event of a default of the obligation totalled $958,000 as of March 31, 1997. Further, Danka Holding Company leases three other offices from Mr. Doyle and Mr. McPeak. The aggregate rent (including tax) paid by Danka Holding Company on all three leases during fiscal 1997 was $169,000.

       On January 1, 1996, Director James F. White, Jr. became counsel to the law firm of Shumaker, Loop & Kendrick, LLP which has served as General Counsel to the Company since 1993. In fiscal 1997, the Company paid the firm $3,233,000 for services rendered during such period.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the 1934 Act requires the Company's Directors, officers and holders of more than ten percent (10%) of the Company's Ordinary Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Ordinary Shares and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all such Section 16(a) filing requirements were complied with by such persons in fiscal 1997.

                           SHAREHOLDERS PROPOSALS FOR
                 PRESENTATION AT THE 1998 ANNUAL GENERAL MEETING

       If a Shareholder desires to present a proposal for action at the Annual General Meeting to be held in 1998, and such proposal conforms to the rules and regulations of the SEC and is in accordance with other U.S. federal laws as well as the laws of the United Kingdom, such proposal must be received by the Company by February 25, 1998 to be included in the Company's Proxy Statement and proxy for such 1998 meeting.


                                       By Order of the Board of Directors
                                       Paul G. Dumond, Secretary


Dated: June 25, 1997

                                                                       APPENDIX

                           DANKA BUSINESS SYSTEMS PLC
                               33 CAVENDISH SQUARE
                             LONDON W1M ODE ENGLAND


         PROXY FOR THE ANNUAL GENERAL MEETING TO BE HELD JULY 25, 1997.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

       The undersigned, having received notice of the Annual General Meeting of Danka Business Systems PLC (the "Company") to be held at 11:00 a.m. (local time) on Friday, July 25, 1997 (the "Meeting"), hereby designates and appoints Paul G. Dumond and David C. Snell, and each of them with authority to act without the others, or ________________________________, as attorneys and proxies for the undersigned (the "proxies"), with full power of substitution, to vote all Ordinary Shares of 1.25 pence each (net) of Danka Business Systems PLC that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, such proxies being directed to vote as specified on the reverse side.

THIS PROXY WILL BE VOTED: (1) AS DIRECTED ON THE MATTERS LISTED ON THE REVERSE SIDE; AND (2) WHERE A CHOICE IS NOT SPECIFIED, AS THE PROXIES DEEM FIT.




                         (Continued on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING MATTERS. PLEASE MAKE AN "X" IN ONE SPACE FOR EACH ITEM. TO BE EFFECTIVE, THIS PROXY MUST BE DEPOSITED AT THE COMPANY'S REGISTRARS NOT LATER THAN 48 HOURS BEFORE THE TIME APPOINTED FOR THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.




1.  To approve the final        2.  To approve not to fill the      3.  To re-elect Mr. David W.      4.  To elect Mr. Keith J.
dividend of 1.30p per share     office of director vacated by       Kendall as a Director.            Merrifield as a Director.
(net).                          Mr. David S. Hooker.



  FOR   AGAINST   ABSTAIN         FOR   AGAINST   ABSTAIN             FOR   AGAINST   ABSTAIN           FOR   AGAINST   ABSTAIN
  [ ]     [ ]       [ ]           [ ]     [ ]       [ ]               [ ]     [ ]       [ ]             [ ]     [ ]       [ ]



5.  To reappoint the auditors   6.  To empower the Board of         7.  SPECIAL RESOLUTION.  To       8.  SPECIAL RESOLUTION.  To
and authorize the Board of      Directors to allot securities up    empower the Board of Directors    authorize the Company to buy
Directors to fix their          to an aggregate nominal amount      to allot securities subject to    back up to 10% of its issued
remuneration.                   of (pound) 945,112.                 certain limitations without       share capital.
                                                                    providing certain pre-emptive
                                                                    rights.


  FOR   AGAINST   ABSTAIN         FOR   AGAINST   ABSTAIN             FOR   AGAINST   ABSTAIN           FOR   AGAINST   ABSTAIN
  [ ]     [ ]       [ ]           [ ]     [ ]       [ ]               [ ]     [ ]       [ ]             [ ]     [ ]       [ ]


The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such Ordinary Shares at the Meeting.



Signature(s)                                           Date
            -------------------------------------          ---------------------
(Please sign exactly as your name appears on your share certificate(s). In the case of joint owners, the signature of any one of them will suffice. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such).

                           DANKA BUSINESS SYSTEMS PLC



                NOTICE TO OWNERS OF AMERICAN DEPOSITARY RECEIPTS




Owners of Record on June 18, 1997, of American Depositary Receipts (each representing four Ordinary Shares of Danka Business Systems PLC of 1.25 pence each) issued under any existing Deposit Agreements among Danka Business Systems PLC (the "Company" or the "Issuer"), The Bank of New York, as Depositary, and the Owners from time to time of the American Depositary Receipts issued thereunder, are hereby notified that The Bank of New York, as Depositary, has received Notice of an Annual General Meeting of the members of Danka Business Systems PLC, to be held on July 25, 1997.

By provision of Section 4.7 of the aforementioned Deposit Agreement, Owners of American Depositary Shares are entitled, subject to applicable law and the provisions of the Articles of Association of the Issuer and the provisions of or governing Deposited Securities, to instruct The Bank of New York, as Depositary, as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts. Upon the written request of an Owner on such record date, received on or before July 18, 1997, The Bank of New York, as Depositary, shall endeavor in so far as practicable and permitted under applicable law and the provision of the Articles of Association of the Issuer and the provisions of or governing the Deposited Securities to vote or cause to be voted the Deposited Securities represented by such Owner's Receipts in accordance with the instructions set forth in such request. If after complying with the procedures set forth in this Section, the Depositary does not receive instructions from the Owner of a Receipt, the Depositary shall give a discretionary proxy for the Shares evidenced by such Receipt to a person designated by the Issuer. The Bank of New York, as Depositary, shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities, other than in accordance with such instructions.

In view of the fact that requests from Owners must be received prior to the close of business on July 18, 1997, there is a pre-addressed envelope enclosed for your use.


                                           The Bank of New York, as Depositary


Dated: June 25, 1997